Exhibit 10.61

INTERCREDITOR, SUBORDINATION AND STANDBY AGREEMENT

THIS INTERCREDITOR, SUBORDINATION AND STANDBY AGREEMENT (this “Agreement”) is made as of this      day of December, 2007, by and between RBS Citizens, National Association, a national banking association, with a principal place of business at 875 Elm Street, Manchester, New Hampshire 03101 (“Lender”); Dover Saddlery, Inc., a Delaware corporation, Dover Saddlery, Inc. a Massachusetts corporation, Smith Brothers, Inc., a Texas corporation, Dover Saddlery Retail, Inc., a Massachusetts corporation, Old Dominion Enterprises, Inc., a Virginia corporation and Dover Saddlery Direct, Inc., a Massachusetts corporation, all with an address of 525 Great Road, Littleton, Massachusetts 01460 (hereinafter, each individually a “Borrower”, and collectively “Borrowers”); and BCA Mezzanine Fund, L.P., a Delaware limited partnership, with a principal place of business at One Turks Head Place, Suite 1492, Providence, Rhode Island 02903 (“Junior Lender”).

W I T N E S S E T H

WHEREAS, Borrowers have borrowed Eighteen Million Dollars ($18,000,000.00) from Lender pursuant to a Loan and Security Agreement of near or even date (as the same may be amended, supplemented or otherwise modified from time to time the “Loan Agreement”) and a Revolving Credit Note of near or even date in the original principal amount of Eighteen Million Dollars ($18,000,000.00) (as the same may be amended, supplemented or otherwise modified from time to time the “Note”), and such other and further loan documents, hedging agreements, swap contracts, instruments and agreements executed in connection with the above Loan Agreement and Note (hereinafter, as the same may be amended, supplemented or otherwise modified from time to time, collectively with the Loan Agreement and the Note, referred to as the “Senior Loan Documents”); and

WHEREAS, Borrowers desire to obtain said loan and other financial accommodations from Lender; and

WHEREAS, Lender is unwilling to provide such loans unless Junior Lender and Borrowers enter into this Agreement with Lender; and

WHEREAS, Lender as a condition of entering into the Senior Loan Documents, has required that all existing loans and all future loans made by Junior Lender to Borrowers, including the collateral therefor, be subordinated to the Bank Debt (as herein defined) and the Senior Loan Documents.

NOW, THEREFORE, Lender, Borrowers and Junior Lender hereby mutually agree as follows:

1. Definitions. In addition to the terms defined in the Senior Loan Documents and elsewhere in this Agreement, the following terms shall have the indicated meanings:

“Bank Debt” means all amounts of every kind and description now or hereafter owing by the Borrowers (whether joint or several) to Lender pursuant to the Senior Loan Documents and any extensions, amendments, modifications or renewals of any of the same, and includes, without limitation, (a) all principal and interest from time to time owing to Lender under the Senior Loan Documents including, but not limited to, all advances, re-advances and over-advances, if any, which may be made by Lender; (b) all amounts from time to time advanced and re-advanced by Lender to or for the benefit of the Borrowers, in order to protect or enforce Lender’s rights under the Senior Loan Documents; (c) all expenses of Lender including but not limited to those expenses described in or secured by the Senior Loan Documents; and (d) all future debts and obligations of Borrowers to Lender.

“Permitted Junior Securities” means securities, including debt or equity securities, issued in exchange for or in connection with the Subordinated Debt in any bankruptcy or other proceeding for the relief of debts of the Borrower, the payment of which is subordinate, at least to the full extent and in the manner provided in this Agreement with respect to Subordinated Debt, to the payment in full of all Bank Debt and to the payment in full of all securities issued in exchange therefor to the Lender.

“Reimbursement Expenses” means (i) reasonable costs and expenses, including without limitation reasonable attorneys’ fees and disbursements, of Junior Lender and its participants, reimbursable by the Borrower under the terms of the Subordinated Documents, and (ii) filing and recording fees, and the like incurred by Junior Lender in order to file, record, continue or perfect security interests granted under the Subordinated Documents.

“Subordinated Debt” means all indebtedness and any other obligations evidenced by or related to a certain Mezzanine Promissory Note, executed and delivered by Borrowers to Junior Lender, dated December      , 2007, in the original principal amount of $5,000,000 (the “Subordinated Note”), and any extension, modifications, or renewals of the same, and includes, without limitation, (a) any indebtedness now or hereafter reflected by or related to any Subordinated Documents, including any indebtedness hereafter arising between Borrowers and Junior Lender, (b) any advances, including protective advances as contemplated by the Subordinated Documents, however documented or evidenced, and whether or not evidenced by written instruments, now or hereafter made to any Borrower by Junior Lender, and (c) all rights or claims Junior Lender may have or hereafter acquire against any Borrower by way of subrogation or assignment. It is hereby intended that the Junior Creditor will not make any advances to the Borrowers except for the Subordinated Debt, and that the Subordinated Debt shall be strictly limited to the indebtedness evidenced by the Subordinated Note and that there shall be no further loans or evidences of indebtedness by Junior Lender to any Borrower without the express written consent of Lender, which consent may be withheld in Lender’s sole discretion.

“Subordinated Documents” means the Subordinated Note, all other notes and other evidences of indebtedness, and any security documents given as security therefore, and any instruments, contracts or agreements now or hereafter given by Borrowers or any of them to Junior Lender, any replacements, modifications or renewals of any of the foregoing and all other instruments and documents relating thereto, provided, however, the Warrants issued in favor of Junior Lender and its participants in connection with closing of the Subordinated Note, and modifications or replacements therefor which do not involve payments of cash, reduction in amounts due under the Subordinated Documents or granting of collateral, shall not be deemed to be part of the Subordinated Documents.

2. Senior Loan Documents; Subordinated Documents. Junior Lender has reviewed the Senior Loan Documents and, without limiting any other provision of this Agreement, hereby approves of and consents to the Bank Debt and the Senior Loan Documents. Junior Lender acknowledges and agrees that the execution, delivery and performance of the Senior Loan Documents will not constitute an Event of Default (as defined the Subordinated Documents) or an event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default under the Subordinated Documents. Lender has reviewed the Subordinated Documents and, without limiting any other provision of this Agreement, hereby approves of and consents to the Subordinated Debt and the Subordinated Documents. Lender acknowledges and agrees that the execution, delivery and performance of the Subordinated Documents will not constitute an Event of Default (as defined the Senior Loan Documents) or an event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default under the Senior Loan Documents.

3. Subordination. Junior Lender hereby subordinates to Lender all present and future rights and interests of Junior Lender in and to the Subordinated Debt, and all present and future rights of Junior Lender in any future Subordinated Debt (if consented to in writing by Lender in accordance with the terms of Section 7(E)), the Subordinated Documents and all mortgages, financing statements, security interests, purchase money security interests and other rights now held or hereafter acquired by Junior Lender thereunder or in connection therewith to the Bank Debt and the Senior Loan Documents and all mortgages, financing statements, security interests and other rights and interests now held or hereafter acquired by Lender under the Senior Loan Documents or in connection with the Bank Debt, all on the terms and conditions set forth in this Agreement, and all to the end that the right of Lender to payment of the Bank Debt and to realize on any collateral security provided by any Senior Loan Documents shall be deemed superior in right and prior in time to all rights of Junior Lender under the Subordinated Documents including, but not limited to, the right to receive payment from any guarantor of the Bank Debt. Junior Lender hereby postpones and subordinates, to the extent and in the manner provided in this Agreement, all of the Subordinated Debt to the payment of all of the Bank Debt. If the Borrowers or any of them, issue or have issued any instrument or document evidencing the Subordinated Debt, each such instrument and document shall bear a conspicuous legend that it is subordinated to the Bank Debt. Borrowers’ and Junior Lender’s books shall be marked to evidence the subordination of all of the Subordinated Debt to Lender. Upon the request of Lender, Junior Lender hereby agrees to provide evidence to Lender that the notations required by this Agreement have been made. Junior Lender agrees to execute and deliver to Lender any assignments and instruments deemed reasonably necessary to Lender to effect collection of any and all payments which may be made at any time on account of the Subordinated Debt which are made in violation of this Agreement. Upon execution by all parties hereto, the parties will file appropriate UCC-3 financing statements, reflecting the terms hereof or the subordination of any filings or financing statements.

Without limiting the generality of the foregoing, Junior Lender hereby acknowledges, covenants and agrees (a) that the lien of the Senior Loan Documents given by Borrowers shall be and shall continue to be, in all respects a lien prior and superior to the lien of the Subordinated Debt and all Subordinated Documents at any given time by any Borrower to Junior Lender and (b) that Junior Lender will execute such recordable memoranda of Lender’s rights hereunder as Lender may reasonably request from time to time.

4. Warranties and Representations

(A) Borrowers and Junior Lender, severally, each hereby represents and warrants: (i) that it has not relied and will not rely on any representation or information of any nature made by or received from Lender relative to Borrowers in deciding to execute this Agreement or to permit it to continue in effect; (ii) that a copy of the Subordinated Note evidencing the Subordinated Debt is attached hereto as Exhibit A; (iii) that a list of all documents and instruments evidencing the Subordinated Debt, including all security documents and guaranties, is as set forth on Exhibit B, copies of which have been provided to Lender, and which documents and instruments have not been amended or modified; (iv) that Junior Lender is the lawful owner of the Subordinated Debt and no part thereof is subject to any defense, offset or counterclaim; (v) that Junior Lender has not heretofore assigned or transferred any of the Subordinated Debt, except for participation interests therein, or any collateral or security pertaining thereto; (vi) that there is no other collateral securing the Subordinated Debt except as set forth on Exhibit B; (vii) Junior Lender holds no mortgage on the real property of any Borrower other than as set forth on Exhibit B; (viii) the current principal balance of the Subordinated Debt is $5,000,000; (ix) that it has no knowledge of any previous default or event of default under any of the Subordinated Documents which has not been cured or waived; and (x) that to its knowledge, there currently exists no default or event of default of any nature under the terms and provisions of any of the Subordinated Documents, or any combination thereof, and no condition which, with the giving of notice and/or the passage of time, would result in such an event of default.

(B) Lender and Borrowers, severally, each hereby represents and warrants: (i) that it has not relied and will not rely on any representation or information of any nature made by or received from Junior Lender relative to Borrowers in deciding to execute this Agreement or to permit it to continue in effect; (ii) that a copy of the Note evidencing the Bank Debt is attached hereto as Exhibit C; (iii) that a list of all documents and instruments evidencing the Bank Debt, including all security documents and guaranties, is as set forth on Exhibit D, copies of which have been provided to Lender, and which documents and instruments have not been amended or modified; (iv) that Lender is the lawful owner of the Bank Debt and no part thereof is subject to any defense, offset or counterclaim; (v) that Lender has not heretofore assigned or transferred any of the Bank Debt, any interest therein or any collateral or security pertaining thereto; (vi) that there is no other collateral securing the Bank Debt except as set forth on Exhibit D; (vii) Lender holds no mortgage on the real property of any Borrower other than as set forth on Exhibit D; (viii)that it has no knowledge of any previous default or event of default under any of the Senior Loan Documents which has not been cured or waived; and (ix) that to its knowledge, there currently exists no default or event of default of any nature under the terms and provisions of any of the Senior Loan Documents, or any combination thereof, and no condition which, with the giving of notice and/or the passage of time, would result in such an event of default.

5. Negative Covenants. Except as set forth or permitted by this Agreement, and except as the Lender may otherwise permit in writing, until all of the Bank Debt has been fully and finally paid: (a) Borrowers shall not, directly or indirectly, make any payment on account of or grant a security interest in, mortgage, pledge, assign or transfer any properties to secure or satisfy all or any part of the Subordinated Debt except for the security interests, pledges and assignments evidencing the Subordinated Debt and set forth on Exhibit B, a copy of each of which has been provided to Lender, and each of which has not been amended, or modified, and all of which are subordinated to the Bank Debt in accordance with the terms of this Agreement; (b) Junior Lender shall not demand (except as permitted under Section 7(B)) or accept (except as permitted under Section 6) from any Borrower, or any other person, any payment or collateral, nor shall Junior Lender set off or enforce any part of the Subordinated Debt; (c) except as expressly permitted in accordance with the terms of this Agreement, Junior Lender shall not hereafter transfer or assign any of the Subordinated Debt without prior written notice to Lender; (d) Borrowers will not hereafter issue any instrument, security or other writing evidencing any part of the Subordinated Debt unless the same is subject to all of the terms of this Agreement, except upon the prior written approval of Lender or at the request of and in the manner requested by Lender, or except to further evidence or perfect the lien of Junior Lender permitted under this Agreement; (e) without Lender’s prior written approval, Junior Lender will not commence or join with any other creditors of any Borrower in commencing any bankruptcy, reorganization, receivership or insolvency proceeding against Borrowers; and (f) neither Borrower nor Junior Lender otherwise shall take any action which would impair or be inconsistent with Lender’s first lien position, or the perfection thereof, on the collateral securing the Bank Debt.

6. Payment on or Performance of Subordinated Debt. Except as otherwise provided in Section 7, Junior Lender shall be entitled to receive, and Borrowers shall be authorized to make, regularly scheduled periodic payments on the Subordinated Debt as set forth in the Subordinated Note as well as Reimbursement Expenses and other payments set forth herein. No prepayments of principal or interest may be received and retained by Junior Lender absent the written consent of Lender, which consent may be withheld in Lender’s sole discretion.

7. Blockage Periods; Other Agreements.

(A) Default Under Senior Loan Documents. If, from time to time, an Event of Default (as defined in the Senior Loan Documents) has occurred and is continuing, or an event which but for the passage of time, the giving of notice, or both would constitute an Event of Default pursuant to the Loan Agreement or Note has occurred (collectively a “Default”), and after written notice of such Default from Lender to Junior Lender (which notice shall be given contemporaneously with any such notice given to Borrowers), Borrowers shall not make any payment to Junior Lender related to the Subordinated Debt or the Subordinated Documents for a period commencing on the day on which such payment to Junior Lender would have been due and payable until the earliest to occur of (i) the cure of the aforementioned Default to the reasonable satisfaction of Lender or such Default is otherwise waived in writing by Lender; (ii) acceleration by Lender of the Bank Debt under the Senior Loan Documents; (iii) one hundred eighty (180) days from the Junior Lender’s receipt from Lender of notice of a Default; or (iv) the payment in full of the Bank Debt (collectively “Blockage Period”). There shall be no restrictions on the number or frequency of Blockage Periods which may be in effect from time to time during the term of this Agreement; provided further, however, that if the Blockage Period has expired as a result of (i) above and there is no subsequent Default for which Junior Lender has received notice, Junior Lender may then once again accept, keep and retain payments due to it pursuant to the Subordinated Debt unless and until the Lender provides to Junior Lender, a written notice of a subsequent and unrelated payment Default and the institution by Lender upon Junior Lender of a Blockage Period. Lender hereby agrees that it shall provide to Junior Lender prompt written notice of the Lender’s determination that Borrowers have cured an Default which caused the institution by Lender of a Blockage Period, and such written notice shall terminate such Blockage Period.

(B) Default Under and Acceleration of Subordinated Debt. If an Event of Default (as such term is defined in the Subordinated Documents), whether as a result of the payment blockages described in Section 7(A) above or otherwise (a “Subordinated Debt Default”), occurs and continues without cure, Junior Lender must furnish Lender written notice of such Subordinated Debt Default in accordance with the terms of this Agreement. Additionally, Junior Lender must furnish written notice to Lender of any intent to accelerate the Subordinated Debt and enforce Junior Lender’s rights and remedies under the Subordinated Documents (“Acceleration and Enforcement Notice”); provided, however, that Junior Lender shall forbear from exercising any such rights or remedies for a period of not less than forty five (45) days from the date of receipt of the Acceleration and Enforcement Notice by Lender. Upon receipt of the Acceleration and Enforcement Notice from Junior Lender, Lender, by written notice of its own to Junior Lender (“Enforcement Postponement Notice”), may, at its option, postpone such enforcement and acceleration for a period commencing on the date of Lender’s receipt of such Enforcement Postponement Notice from Lender to Junior Lender and ending on the earliest to occur of (i) one hundred seventy-nine (179) days after the date of the Acceleration and Enforcement Notice, (ii) the commencement by Lender of any action or proceeding against Borrowers, whether to reduce the claims of Lender to judgment or to enforce the terms of the Senior Loan Documents, or any act by Lender to obtain possession of, or to exercise control over, any of Borrowers’ collateral, and (iii) any act by Borrowers or any third party described in Section 9, clauses (a), (b), (c), or (d) (relating to bankruptcy, insolvency and similar proceedings).

(C) Amendment of Subordinated Documents. Junior Lender agrees not to amend, modify or revise the Subordinated Documents without the express written consent of the Lender, which consent shall not be unreasonably withheld or delayed; provided, however, the Lender’s consent shall not be deemed unreasonably withheld if the Lender refuses to consent to any change or amendment to the terms of the Subordinated Debt if such change or amendment would have the effect of increasing the principal amount due on the Subordinated Debt, increasing the rate of or changing the due dates of payment of interest payable with respect to any liability of Borrowers under the Subordinated Debt, or the amount of any fees payable under the Subordinated Debt (other than ordinary or customary fees in connection with giving effect to amendments and waivers otherwise permitted by this Agreement), shorten the maturity of or require the earlier payment of the Subordinated Debt, impose any additional prepayment obligations on Borrowers with respect to the Subordinated Debt or adding any Event of Default with respect to the Subordinated Debt.

(D) Junior Lender Exercise of Remedies. In the event that Junior Lender becomes entitled to pursue its remedies set forth in clauses A and B of Section 7 hereof to collect upon the Subordinated Debt or to otherwise enforce its rights and remedies under the Subordinated Documents, Junior Lender agrees that it will not change, disturb or interfere with (a) the management team of Borrowers, and (b) the enforcement by Lender of its rights and remedies under the Senior Loan Documents or hereunder; provided, however, Junior Lender shall continue to have the protections afforded the holder of a subordinate security interest by the Uniform Commercial Code. Junior Lender further agrees that it will continue to adhere to and abide by the terms and conditions of this Agreement.

(E) Limitations on Junior Lender Loans. Junior Lender understands and agrees that, other than the Subordinated Note, the Subordinated Documents identified on Exhibit B, and Permitted Junior Securities (if applicable), and notwithstanding anything to the contrary in this Agreement, they shall make no additional loans to any Borrower nor accept additional collateral from any Borrower, and each Borrower understands and agrees that they shall not incur additional debt or pledge additional collateral (except Permitted Junior Securities, if applicable), without the prior written consent of Lender, which consent may be withheld in Lender’s sole discretion.

(F) Notice of Default. Lender and Junior Lender shall notify each other of any and all defaults and Events of Default under the Senior Loan Documents and the Subordinated Documents, as the case may be. Additionally, Lender and Junior Lender shall provide each other with copies of all written notices of default and Events of Default sent to any Borrower.

(G) Limitations on Lender Loans. Lender understands and agrees that, other than the Senior Note, and the Bank Debt Documents identified on Exhibit D, and notwithstanding anything to the contrary in this Agreement, they shall make no additional loans in excess of Five Million Dollars ($5,000,000.00) to any Borrower, and each Borrower understands and agrees that they shall not incur additional debt, above said Five Million Dollars ($5,000,000.00) to Lender without the prior written consent of Junior Lender, which consent may be withheld in Junior Lender’s sole discretion.

(H) Payments in Securities. Subject to the terms and conditions of this Agreement, Junior Lender may accept payment of the Subordinated Debt that is exclusively in the form of capital stock of Borrower.

8. Receipts in Contravention of this Subordination Agreement. If, prior to the termination of this Agreement, Junior Lender shall receive payment from any Borrowers, or security not permitted by this Agreement, Junior Lender shall forthwith deliver and assign such payment or security to Lender in precisely the form received (except for Junior Lender’s endorsement when necessary), for application on account of Bank Debt, and until so delivered, such payment or security shall be held in trust by Junior Lender as the property of Lender. In the event of the failure of Junior Lender to endorse any instrument for the payment of money so received, Lender is hereby appointed attorney-in-fact for Junior Lender (said appointment being coupled with Lender’s interests in the Subordinated Debt, the Subordinated Documents, and the Subordinated Debt), with full power to make such endorsement and with full power of substitution.

9. Distributions. In the event (a) any case is commenced by or against Borrowers or any of them under the United States Bankruptcy Code; (b) any insolvency, bankruptcy, receivership, liquidation, reorganization, arrangement or similar proceeding is commenced by or against Borrowers or any of them or their respective property; (c) any liquidation or dissolution or winding-up the affairs of Borrowers or any of them shall commence or occur; or (d) an assignment for the benefit of creditors shall be made by Borrowers, all Bank Debt (including interest accruing after the commencement thereof) then outstanding shall first be paid in full, or such payment be provided for in a manner acceptable to Lender, before any payment shall be made to Junior Lender on account of Subordinated Debt except for Permitted Junior Securities, which shall be pledged to the Lender as additional collateral for the Bank Debt, and any payment which would have been made on Subordinated Debt but for this Agreement shall be paid or delivered directly to Lender for application to the Bank Debt. Notwithstanding the foregoing, however, and subject to the terms and conditions of this Agreement, Junior Lender shall be entitled to file a proof of claim, and take all other steps as are reasonably necessary to enforce its claim in Bankruptcy Court and Lender agrees to permit Junior Lender to exercise such limited right for such limited purpose; provided, however, Junior Lender shall not without the prior written consent of the Lender: (i) assent to any disclosure statement objected to by Lender, (ii) vote in favor of any plan objected to by Lender, (iii) object to any application by Lender for relief from the automatic stay, (iv) object to approval of post-petition financing secured by collateral senior in lien to that held by Junior Lender, or adequate protection; and/or (v) assent to the use of cash collateral, if objected to by Lender.

10. Right to Deal with Bank Debt. Subject to the provisions contained in this Agreement, Junior Lender hereby covenants and agrees that Lender has full power and authority, without the consent of or notice to Junior Lender, and without affecting Lender’s rights under this Agreement, to deal in any manner with the Bank Debt, the Senior Loan Documents and any collateral given as collateral security for the Bank Debt including, but without limiting the generality of the foregoing, the following powers:

(A) to modify, supplement or otherwise change any terms of the Bank Debt and the Senior Loan Documents, to grant any extension or renewal of the Bank Debt and the Senior Loan Documents and to effect any release, compromise or settlement with respect to the Bank Debt or the Senior Loan Documents.

(B) to waive or enter into any agreement or forbearance with respect to all or any part of the Bank Debt or the Senior Loan Documents or with respect to all or any part of any other security for the Senior Loan Documents at any time held by Lender and to change the terms of any such waiver or agreement of forbearance.

(C) except as hereinafter provided, to consent to the substitution, exchange or release of all or any part of any collateral security at any time held by Lender and, in case of a substitution or exchange, whether or not the new security received by Lender shall be of the same or of a different character or value from the security surrendered.

(D) the right to exercise any rights or remedies pursuant to the Senior Loan Documents, including, without limitation the sale of any collateral pledged as security or granted to Lender pursuant to the Senior Loan Documents.

11. Notice to Junior Lender and Opportunity to Cure. Lender agrees to promptly notify Junior Lender in writing if there is a default under the Senior Loan Documents and Lender agrees not to take any further action (a) to enforce the Senior Loan Documents; (b) to accelerate the Bank Debt; and/or (c) commence foreclosure proceedings as to said Senior Loan Documents during the cure period granted to Junior Lender as set forth in this Section 11. Such notification to Junior Lender shall be sufficient for purposes hereof if written notice is given in compliance with Section 17 of this Agreement. Junior Lender shall have the right to satisfy and/or cure any default under the Senior Loan Documents within twenty (20) days after date of the written notice or notices as set forth herein in the event that the default is of a nature which may be cured by the payment of money. In the event that the default is one which may not be cured by the payment of money, Junior Lender shall be deemed to have satisfied and/or cured such default if, within twenty (20) days after date of the written notice or notices as set forth herein, Junior Lender has undertaken reasonable steps to cure said default and thereafter diligently continues its efforts to cure such default until such curing of the said default has been completed which shall, in any event, be within forty-five (45) days from the date of the written notice from Lender, or such additional period as Lender may agree to in writing.

12. Change of Control. Notwithstanding anything to the contrary contained in this Agreement, in the event of a Change of Control (as defined in the Senior Loan Documents), both the Lender and Junior Lender shall have all of the rights and remedies afforded to them by the Senior Loan Documents and Subordinated Documents; provided, however, all Bank Debt then outstanding shall first be paid in full, or such payment be provided for in a manner acceptable to Lender, before any payment shall be made to Junior Lender on account of Subordinated Debt except in the form of capital stock.

13. Waiver. No waiver shall be deemed to have been made by either Lender or Junior Lender of any of their respective rights hereunder unless such waiver is in writing, signed by Lender or Junior Lender, as the case may be, and then only with respect to the specific instance involved. This Agreement may only be amended by a writing signed by Lender and Junior Lender, unless such amendment affects Borrowers in a materially adverse manner, in which case Borrowers’ written consent shall also be required. All agreements contained herein are intended to benefit Lender and Junior Lender, and their respective successors and assigns.

14. Termination. This Agreement shall only be terminated after all Bank Debt has been paid in full and the Senior Loan Documents have been terminated.

15. Binding Effect; Benefits of Agreement. This Agreement shall be binding upon all the parties hereto, their respective successors and permitted assigns. Junior Lender agrees that it will not assign, convey or otherwise transfer any interest in the Subordinated Debt or any Subordinated Loan Document to any Borrower. Junior Lender agrees that it will not assign, convey or otherwise transfer any interest in the Subordinated Debt or any Subordinated Loan Document to any other person or entity without the prior written consent of the Lender which shall consent shall not be unreasonably withheld, conditioned or delayed and provided the proposed transferee or assignee assumes and is bound by the terms and conditions of this Agreement. Lender hereby specifically consents to the collateral assignment and pledge of the Subordinated Debt and all documentation evidencing such indebtedness to Junior Lender and Junior Lender hereby agrees to be bound by and comply with the terms and conditions of this Agreement applicable to Junior Lender. Nothing herein shall be intended to create rights or benefits exercisable by or in favor of any person not a party hereto, or their respective successors and assigns. The Lender hereby acknowledges that the Junior Lender will be participating the loan evidence by the Subordinated Note with Cephas Capital Partners, L.P. and SEED Ventures Finance, LLC, as participants.

Subject to the subordination provisions of this Agreement, nothing contained in this Agreement is intended to or shall impair, as between Borrowers and Junior Lender, the obligations of Borrowers, which are absolute and unconditional, to pay to Junior Lender all obligations under the Subordinated Documents as and when the same shall become due and payable in accordance with their respective terms, or is intended to or shall affect the relative rights of the creditors of Borrowers other than the Lender and Junior Lender. Borrowers are not intended to be a third party beneficiary of any term or provision of this Agreement.

16. Governing Law. This Agreement shall be deemed to have been delivered and accepted by Lender in the State of New Hampshire, and is governed exclusively by the internal substantive laws of the State of New Hampshire as the same may exist at the date hereof. The parties hereto hereby agree that any action hereon between the parties hereto and their successors in interest shall be maintained in a court of competent jurisdiction located within the State of New Hampshire, and consent to the jurisdiction of any such New Hampshire court for all purposes connected herewith.

17. Notices. Receipt of all notices hereunder shall be deemed to be received by a party hereto upon the earlier to occur of (i) the third (3rd) day following the mailing of such notice when mailed, certified mail, return receipt requested, to such party at the address set forth opposite such party’s name below or at such other address as such party shall have designated for such purposes in writing; or (ii) actual delivery thereof to the addresses so provided.

Lender:	Jeffrey C. Hickok, Vice President
RBS Citizens, National Association
875 Elm Street
Manchester, New Hampshire 03101
With a copy to:	Kenneth A. Viscarello, Esquire
Sheehan Phinney Bass + Green, P.A.
1000 Elm Street
Manchester, NH 03101
Borrowers:	Dover Saddlery, Inc.
Smith Brothers, Inc.
Dover Saddlery Retail, Inc.
Old Dominion Enterprises, Inc.
Dover Saddlery Direct, Inc.
525 Great Road
Littleton, Massachusetts 01460
With a copy to:	John M. Sullivan, Esq.
Preti Flaherty PLLP
P.O. Box 1318
Concord, NH 03302-1318
Junior Lender:	BCA Mezzanine Fund, L.P.
One Turks Head Place, Suite 1492
Providence, Rhode Island 02903
Attention: Gregory Mulligan
With a copy to:	Tobias Lederberg, Esq.
Hinckley Allen & Snyder LLP
50 Kennedy Plaza, Suite 1500
Providence, Rhode Island 02903

18. Limited Agency. Lender agrees to act as collateral agent for Junior Lender for the limited purposes as follows: Upon the liquidation of any of its collateral, Lender shall hold the cash proceeds resulting therefrom for the benefit of Lender and Junior Lender, solely and for the limited purpose of allowing Junior Lender to maintain a security interest in such cash proceeds. Lender shall, upon indefeasible payment in full of the Bank Debt, deliver to Junior Lender any remaining cash proceeds then in Lender’s possession.

19. Counterparts. This Agreement may be executed in any number of counterparts and each such counterpart shall be deemed to be one document. Delivery of an executed counterpart of this Agreement by facsimile shall be equally effective as delivery of an original executed counterpart of this Agreement. Any party delivery an executed counterpart of this Agreement by facsimile also shall deliver an original executed counterpart of this Agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Agreement.

20 Conflict with Other Documents. In the event of any conflict between the terms of this Agreement, on the one hand, and the terms of the Senior Loan Documents or Subordinated Loan Documents, on the other hand, the terms of this Agreement shall control. Lender acknowledges that the Subordinated Loan Documents constitute Permitted Indebtedness and Liens under the Senior Loan Documents, any language contained in the Senior Loan Documents to the contrary notwithstanding.

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first above written.

[PAGE ENDS HERE-SIGNATURE PAGES TO FOLLOW]

LENDER:

RBS CITIZENS, NATIONAL ASSOCIATION

Witness	By: Name: Jeffrey C. Hickok Title: Vice President
BORROWERS:
DOVER SADDLERY, INC. (a Delaware corporation)
Witness	By: Name:
Title:
DOVER SADDLERY, INC. (a Massachusetts corporation)
Witness	By: Name:
Title:
SMITH BROTHERS, INC.
Witness	By: Name:
Title:
DOVER SADDLERY RETAIL, INC.
Witness	By: Name:
Title:
OLD DOMINION ENTERPRISES, INC.
Witness	By: Name:
Title:
DOVER SADDLERY DIRECT, INC.
Witness	By: Name:
Title:
JUNIOR LENDER:
BCA MEZZANINE FUND, L.P.
Witness	By: Name:
Title:

EXHIBIT A

Subordinated Note

EXHIBIT B

Subordinated Debt Documents

EXHIBIT C

Senior Note

EXHIBIT D

Bank Debt Documents

•	Loan and Security Agreement

•	Revolving Credit Note

•	RSA 399-B Financial Disclosure Statement

•	UCC-1 Financing Statements -Dover Saddlery, Inc.(DE)Delaware Secretary of State -Dover Saddlery, Inc.(MA)Massachusetts Secretary of State -Smith Brothers, Inc.Texas Secrtary of State -Dover Saddlery Retail, Inc.Massachusetts Secretary of State -Old Dominion Enterprises, Inc.Virginia Secretary of State -Dover Saddlery Direct, Inc.Massachusetts Secretary of State

•	Various Collateral Assignments of Leaseholds Rights from various Borrowers

•	Various Landlord’s Consents and Waivers

•	Assignment of Life Insurance (Steve Day)

•	Commitment Letter dated November 7, 2007